Other Exhibit (c)


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



----------------------------------------------------------------------------

                 NOTIFICATION OF ELECTION PURSUANT TO RULE 18f-1
              UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED

----------------------------------------------------------------------------



               DREYFUS INSTITUTIONAL PREFERRED MONEY MARKET FUNDS
                            Exact Name of Registrant



                            NOTIFICATION OF ELECTION


          Dreyfus Institutional Preferred Money Market Funds (the "Fund"), an open-end investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), hereby notifies the Commission that it elects to commit itself, on behalf of its Series, to pay in cash all redemptions by a shareholder of record as provided by Rule 18f-1 under the 1940 Act (the "Rule"). The Fund understands that this election is irrevocable while the Rule is in effect unless the Commission by order upon application permits the withdrawal of this Notification of Election.


                                    SIGNATURE

          Pursuant to the requirements of Rule 18f-1 under the 1940 Act, the Fund has caused this Notification of Election to be duly executed on its behalf in the City of New York and the State of New York on October 3, 2000.

                                        DREYFUS INSTITUTIONAL PREFERRED
                                          MONEY MARKET FUNDS

                                        By:
                                           -------------------------------




Attest:______________________